Exhibit 32.1
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Jennifer Y. Hyman, the Chief Executive Officer of Rent the Runway, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Rent the Runway, Inc. for the quarterly period ended October 31, 2022, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Rent the Runway, Inc.

Date: December 8, 2022	By:	/s/ Jennifer Y. Hyman
Jennifer Y. Hyman
Chief Executive Officer